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FOR IMMEDIATE RELEASE


  IT STAFFING LTD. FINALIZES ACQUISITION OF CAD CAM INC., A LEADING ENGINEERING
                          SERVICES AND RECRUITING FIRM


    STRATEGIC ACQUISITION ALLOWS IT STAFFING TO DEVELOP BRANDED DISTRIBUTION
     CHANNEL OF ENGINEERING AND IT RECRUITING SERVICES ACROSS NORTH AMERICA

TORONTO, ONTARIO - SEPTEMBER 21, 1999 - IT Staffing Ltd., (NASDAQ: ITST, BSE:
ITI), a leader in IT recruiting and consulting services, today announced the acquisition of CAD CAM Inc., an engineering services company specializing in the manufacturing, automotive and public sector markets.

The deal, worth $6 million (US), will be paid out in a combination of shares and cash. The acquisition of CAD CAM Inc. brings additional annual revenue of approximately $22 million to IT Staffing.

"This acquisition is a key part of our strategic plan to develop a branded distribution channel of recruiting services across the United States," said Declan French, President and Chief Executive Officer, IT Staffing Ltd. "We aim to build on CAD CAM's current success in engineering by adding our IT services, and to efficiently manage this integration with our powerful Global Tool Set."

IT Staffing's proprietary Global Tool Set (GTS) is a comprehensive Web-based system used by all company employees in their recruitment, account management, administrative, and communications tasks. It incorporates all of the company's best practices into one streamlined program, resulting in increased employee productivity.

"With IT Staffing's browser-driven Global Tool Set being rolled-out to all CAD CAM offices, our two companies will be fully integrated very quickly," said CAD CAM President and CEO Roger Walters. "This is great news for CAD CAM clients. Almost immediately we'll be able to offer them a complete range of quality IT recruiting services in addition to the engineering staffing we currently provide."

As a result of the acquisition, CAD CAM Inc. is now a wholly owned subsidiary of IT Staffing. Roger Walters, President and CEO, CAD CAM Inc., will remain as CEO and Chairman of CAD CAM and will be elected as an Executive Vice President and board member of IT Staffing. Thomas Shoup, COO, CAD CAM Inc, will become President and COO of CAD CAM.

The combined company will have approximately 550 employees in 17 offices throughout North America. The acquisition establishes IT Staffing's presence in Atlanta, Charleston, Indianapolis, Tampa, Cincinnati, Dayton, Detroit, Rochester and Columbus.


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ABOUT IT STAFFING LTD

IT Staffing Ltd. (NASDAQ: ITST; BSE: ITI) offers customized IT consulting and permanent placement services to organizations around the world. With corporate headquarters in Toronto, Canada, IT Staffing also has offices in Ottawa, New York City, Boston, Tampa, and Palm Springs. Clients include high profile software development, financial, banking, telecommunications, government and IT companies.

Further information about the company, its products and services, and its partners and customers can be found at WWW.ITSTAFF.COM.

ABOUT CAD CAM INC.

CAD CAM Inc., founded in 1977 as a computer aided design based engineering services company, today offers services in contract placement, design engineering, technical publications, CAD Services, facilities Services and CAD CAM Integrated Systems. Supporting a staff of 375 employees and consultants in nine offices across the United States, CAD CAM Inc, has established an impressive list of Fortune 500 clients including Ford Motor Company, Xerox, General Motors and Lucent Technologies. Further information about the company can be found at WWW.CADCAMINC.COM.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING IT STAFFING LTD., ITS BUSINESS PROSPECTS AND RESULTS OF OPERATIONS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES POSED BY MANY FACTORS AND EVENTS THAT COULD CAUSE IT STAFFING'S ACTUAL BUSINESS, PROSPECTS AND RESULTS OF OPERATIONS TO DIFFER MATERIALLY FROM THOSE THAT MAY BE ANTICIPATED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE URGED TO CAREFULLY REVIEW AND CONSIDER THE VARIOUS DISCLOSURES MADE BY IT STAFFING IN THIS NEWS RELEASE AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ATTEMPT TO ADVISE INTERESTED PARTIES OF THE RISKS AND FACTORS THAT MAY AFFECT IT STAFFING'S BUSINESS.

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FOR MORE INFORMATION PLEASE CONTACT:

Stephanie Thomas
High Road Communications
416-368-8348
sthomas@highrd.com

Declan French
President and CEO, IT Staffing Ltd.
416-364-8800
dfrench@itstaff.com

Tom Shoup
President and  COO, CAD CAM Inc.
937-643-4100
tshoup@cadcaminc.com